Solid Edge/EMS Product Line of
                     Intergraph Corporation

           Statements of Revenues and Direct Expenses

          Years ended December 31, 1997, 1996, and 1995 with Report of Independent Auditors


                 Solid Edge/EMS Product Line of
                     Intergraph Corporation


         Statements of Revenues and Direct Expenses



        Years ended December 31, 1997, 1996, and 1995




                          Contents

Report of Independent Auditors                            1


Statements of Revenues and Direct Expenses                2


      Report of Ernst & Young LLP, Independent Auditors

Board of Directors and Stockholders
Intergraph Corporation

We have audited the accompanying statements of revenues and direct expenses of the SolidEdge/EMS Product Line of Intergraph Corporation (the Product Line) for the years ended December 31, 1997, 1996 and 1995. These statements are the responsibility of the Product Line's management. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The Product Line consists of products and services offered by various subsidiaries and divisions of Intergraph Corporation and as such does not constitute a separate legal entity. Accordingly, the statements of revenues and direct expenses of the Product Line have been carved out from the consolidated statements of operations of Intergraph Corporation. Management believes the assumptions underlying the statements of revenues and direct expenses of the Product Line to be reasonable.

The accompanying statements were prepared to present the revenues and direct expenses of the Product Line pursuant to the asset purchase agreement between Intergraph Corporation and Unigraphics Solutions, Inc. expected to be dated March 2, 1998 and are not intended to be a complete presentation of the Product Line's results of operations. The statements include allocations of certain common expenses on bases determined by management of Intergraph Corporation.

Management has not included disclosures required by generally accepted accounting principles. These omitted disclosures include, but are not limited to, disclosures regarding: allocation of certain common expenses between the Solid Edge/EMS Product Line of Intergraph Corporation and the remaining operations of Intergraph Corporation, significant accounting policies, employee benefit plans, operations by geographic area, related party transactions, and commitments and contingencies.

In our opinion, except for the omission of information described in the preceding paragraph, the statements referred to above present fairly, in all material respects, the revenues and direct expenses for the SolidEdge/EMS Product Line of Intergraph Corporation for the years ended December 31, 1997, 1996 and 1995.

                                   /s/ Ernst & Young LLP

February 28, 1998



 For the years ended December 31,

                                   1997           1996             1995
                                ------------------------------------------

Software revenues and services     $  35,218    $  31,880    $  34,511

Direct expenses:

Cost of sales                          3,979        4,436        5,976
Research and Development               9,951       10,936       12,119
Sales, general, and administrative    25,404       26,630       22,743
                                ------------------------------------------
Total costs and direct expenses       39,334       42,002       40,838
                                ------------------------------------------
Excess of direct expenses
 over revenues                     $  (4,116)   $ (10,122)   $  (6,327)
                                ------------------------------------------
                                ------------------------------------------